As filed with the Securities and Exchange Commission on October 7, 2026

Registration No. 333-299024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________

RETENSION PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

______________________________________

Delaware	2834	93-2592788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1104 West Broad Street #1029
Falls Church, Virginia 22046
(703) 940-9761
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Eric Keller
Chief Executive Officer
Retension Pharmaceuticals, Inc.
1104 West Broad Street #1029
Falls Church, Virginia 22046
(703) 940-9761
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________

Copies to:

Andrew P. Gilbert Era Anagnosti Mitchell Marder Gina H. Lee DLA Piper LLP (US) 500 Eighth Street, NW Washington, District of Columbia 20004 (202) 799-4000	Brian K. Rosenzweig Julie M. Plyler Covington & Burling LLP 30 Hudson Yards New York, New York 10001 (212) 841-1000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-299024) is being filed solely for the purpose of filing a revised Exhibit 107 (Filing Fee Table). Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the revised Exhibit 107 filed herewith. The remainder of the Registration Statement is unchanged and has therefore been omitted.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation of the Company, as currently in effect.
3.2*	Certificate of Amendment to the Certificate of Incorporation of the Company, effecting a reverse stock split, effective as of October 2, 2026.
3.3*	Bylaws of the Company, as currently in effect.
3.4*	Form of Amended and Restated Certificate of Incorporation of the Company, to be effective immediately prior to closing of this offering.
3.5*	Form of Amended and Restated Bylaws of the Company, to be effective immediately prior to closing of this offering.
4.1*	Form of Common Stock Certificate.
5.1*	Opinion of DLA Piper LLP (US).
10.1+*	2024 Stock Incentive Plan of the Company, as amended, and forms of agreements thereunder.
10.2+*	First Amendment to the 2024 Stock Incentive Plan of the Company, as amended, and forms of agreements thereunder.
10.3+*	Second Amendment to the 2024 Stock Incentive Plan of the Company, as amended, and forms of agreements thereunder.
10.4+*	2026 Equity Incentive Plan of the Company, and forms of agreements thereunder.
10.5+*	2026 Employee Stock Purchase Plan of the Company.
10.6+*	Form of Executive Severance Plan.
10.7+*	Form of Indemnification Agreement between the Company and each of its directors and executive officers.
10.8+*	Offer of Employment, dated August 14, 2026, by and between the Company and Eric Keller.
10.9+*	Consulting Agreement, dated January 1, 2024, by and between the Company and Eric Keller.
10.10+*	Offer of Employment, dated April 13, 2026, by and between the Company and Alex Schwartz.
10.11+*	Offer of Employment, dated February 23, 2026, by and between the Company and Alison D. Schecter.
10.12+*	Consulting Agreement, dated January 1, 2024, by and between the Company and Paul Sweetnam.
10.13+*	Consulting Agreement, dated January 1, 2024, by and between the Company and Sabine Bisson.
10.14*	Form of Amended and Restated Investors’ Rights Agreement, dated April 22, 2025, by and among the Company and investors party thereto.
10.15*	Form of Amended and Restated Voting Agreement, dated April 22, 2025, by and among the Company and investors party thereto.
10.16*	Form of Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 22, 2025, by and among the Company and investors party thereto.
10.17#*	License Agreement, dated April 8, 2011, by and between Surface Logix, Inc. and NT Life Sciences LLC.
10.18#*	Sub-license Agreement, dated April 8, 2011, by and among NT Life Sciences, LLC, Kadmon Pharmaceuticals, LLC and Surface Logix, Inc.
10.19#*	Exclusive Sub-license Agreement for KD-026 and KD-027, dated February 13, 2019, by and between Kadmon Corporation, LLC and Redux Therapeutics, LLC.
10.20#*	Amendment 1 to Exclusive Sub-license Agreement for KD-026 and KD-027, dated November 30, 2021, by and between Kadmon Corporation, LLC and Redux Therapeutics, LLC.
10.21#*	Amendment 2 to Exclusive Sub-license Agreement for KD-026 and KD-027, dated June 27, 2022, by and between Kadmon Corporation, LLC and Redux Therapeutics, LLC.
10.22#*	Sublicense Agreement for KD-027, dated November 17, 2023, by and between Retension IP Holding Company, LLC and Redux Therapeutics, LLC.
10.23+*	Consulting Agreement, dated August 1, 2025, by and between the Company and CRS Capital Ventures I, LLC.

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Exhibit Number	Exhibit Description
10.24+*	Termination of Consulting Agreement, dated August 12, 2026, by and between the Company and CRS Capital Ventures I, LLC.
10.25#*	Advisory Services Agreement, dated September 1, 2025, by and between the Company and Collage Venture Partners, LLC.
10.26+*	Consulting Agreement, dated January 1, 2024, by and between the Company and Michael Berendt.
10.27+*	Consulting Agreement, dated January 1, 2024, by and between the Company and Donald Olds.
21.1*	List of Subsidiaries of the Company.
23.1*	Consent of Wolf & Company, P.C., dated October 5, 2026.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	Consent of Pavan Cheruvu, Prospective Director, dated September 18, 2026.
107	Filing fee table.

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*        Previously filed.

+        Indicates management contract or compensatory plan or arrangement.

#        Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the Company has determined that the omitted information is (i) not material and (ii) the type of information that the Company customarily and actually treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Virginia, on the 7th day of October, 2026.

RETENSION PHARMACEUTICALS, INC.
By:	/s/ Eric Keller
Eric Keller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Keller	Chief Executive Officer and Director	October 7, 2026
Eric Keller	(Principal Executive Officer)
*	Principal Financial Officer and	October 7, 2026
Alex Schwartz	Principal Accounting Officer
*	Chairman of the Board of Directors	October 7, 2026
Michael Joseph Berendt
*	Director	October 7, 2026
Franklin M. Berger
*	Director	October 7, 2026
Donald Olds
*By:	/s/ Eric Keller
Eric Keller
Attorney-in-Fact

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